Exhibit 4.4

               Systems & Computer Technology Corporation
             1994 Non-Employee Director Stock Option Plan

     1. Purposes.

The purposes of the Plan are (a) to maintain the competitive position of the Company by attracting and retaining Outside Directors and (b) to provide incentive compensation to Outside Directors based upon the Company's performance, as measured by the appreciation in the Common Stock. The Plan is intended to constitute a "formula" plan satisfying the conditions of Rule 16b-3(c)(2)(ii) promulgated under Section 16 of the Exchange Act. The options Awarded pursuant to the Plan are intended to constitute non-qualified stock options.

     2. Definitions.

     (a) "Adjusted Fair Market Value" shall mean, in the event of a Change in Control, the highest price per share of Common Stock paid or payable to holders of the Common Stock in any transaction (or series of transactions) constituting or resulting (or as to which approval by stockholders of the Company constitutes or results) in the Change in Control.

     (b) "Award" shall mean a grant of an Option to an Outside
Director pursuant to the provisions of the Plan.

     (c) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

     (d) "Change of Control" shall mean the happening of any of the following:

          (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this paragraph, Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          (ii) Approval by stockholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the stockholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

          (iii) Acceptance by stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Company" shall mean Systems & Computer Technology
Corporation, a Delaware corporation.

     (g) "Common Stock" shall mean common stock of the Company, $.01 par value per share.

     (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated under Section 16 of the Exchange Act.

     (i) "Disability" or "Disabled" shall mean the inability of an Optionee to serve as a director of the Company resulting from a mental or physical illness, impairment or any other similar occurrence which can be expected to result in death or which has lasted or can be expected to last for a period of twelve (12) consecutive months, as determined by the Board.

     (j) "Employee" shall mean any person, including officers and directors, employed by the Company, any of its Subsidiaries or its successors. The payment of directors' fees by the Company, any of its Subsidiaries or its successors, as the case may be, shall not be sufficient to constitute employment.

     (k) "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     (l) "Fair Market Value" shall mean the fair market value of a share of Common Stock, as determined pursuant to Section 10 hereof.

     (m) "Initial Award Date" shall mean the date the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the Plan at a meeting of stockholders.

     (n) "Mandatory Option Cancellation Date" shall mean, as to each Option, the later of: (i) the first business day after the expiration of a period of six (6) months from the date of grant of the Option;
(ii) in the event of a Change in Control as defined in Section 2(d)(ii)(A) or Section 2(d)(ii)(B)(2), the date on which the transaction approved by stockholders of the Company (as provided in Section 2(d)(ii)) is consummated; and (iii) in the event of a Change in Control as defined in Section 2(d)(i) or Section 2(d)(iii), the first business day after the expiration of a period of sixty (60) days after the occurrence of such event.

     (o) "Option" shall mean a non-qualified stock option to purchase Shares that is Awarded pursuant to the Plan.

     (p) "Option Agreement" shall mean a written agreement substantially in the form of Exhibit A, or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve evidencing and reflecting the terms of an Option.

     (q) "Optionee" shall mean an Outside Director to whom an Option is Awarded.

     (r) "Outside Director" shall mean a director of the Company who is not an Employee.

     (s) "Plan" shall mean this Systems & Computer Technology
Corporation 1994 Non-Employee Director Stock Option Plan, as amended from time to time.

     (t) "Pool" shall mean the pool of shares of Common Stock subject to the Plan, as described and set forth in Section 4 hereof

     (u) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (v) "Shares" shall mean shares of Common Stock contained in the Pool, as adjusted in accordance with Section 11 of the Plan.

     (w) "Stock Purchase Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit B, or such other form as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which an Optionee shall be required to execute as a condition of purchasing Shares upon the exercise of an Option.

     (x) "Subsidiary" shall mean, in respect of the Company, a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

     3.  Administration.

 (a) General. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan: (ii) to interpret the Plan or any agreement entered into with respect to the Award or exercise of Options; (iii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the Award of an Option previously Awarded or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the Award or exercise thereof, and (iv) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

     (b) Effect of Board Decisions. All decisions, determinations and interpretations of the Board shall be final and binding with respect to all Options and Optionees.

   (c) Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option Awarded hereunder.

     4.  Stock Subject to the Plan.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be Awarded and sold under the Plan is Two Hundred Fifty Thousand (250,000) Shares (collectively, the "Pool"). If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for future Award under the Plan.

     5. Participation; Awards.

Only Outside Directors may be awarded Options under the Plan. On the Initial Award Date, each person then serving as an Outside Director shall be Awarded an Option to purchase 30,000 Shares. The per Share exercise price of each such Option will be equal to the Fair Market Value on the Initial Award Date. Any person who becomes an Outside Director after the Initial Award Date shall be Awarded an Option to purchase 30,000 Shares. The per share exercise price of each such Option will be equal to the Fair Market Value on such date of appointment or election. Notwithstanding the foregoing, in the event that the Fair Market Value is less than $12.00 or greater than $22.00 on any date on which an Option would be awarded pursuant to the foregoing provisions, the number of Shares to be covered by the Option shall be equal to the quotient which results from dividing $600,000 by the Fair Market Value on such award date; provided, however, that the number of Shares to be covered by such Option when granted may in no event exceed 40,000. Once an Outside Director has been Awarded an Option, he shall not thereafter be entitled to receive any additional Award under the Plan. No Option may be Awarded under the Plan at any time after the fifth (5th) anniversary of the Initial Award Date.

     6.  Terms and Conditions Of Options.

     Each Option Awarded pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Board may from time to time determine. Each Option Agreement shall incorporate by reference all terms and conditions of the Plan.

     7.  Exercise of Options.

     (a) Exercisability. Each Option may be exercised, on a cumulative basis, for one-fifth of the number of Shares underlying the Option on each of the first five anniversaries of the date the Option is Awarded. No Option may be exercised at any time after the earlier of (i) the date it has terminated pursuant to Section 9 of the Plan and
(ii) the sixth (6th) anniversary of the date of its Award.

     (b) Manner of Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase Agreement and any other agreements required by the terms of the Plan and/or Option Agreement. Full payment may consist of any consideration and method of payment allowable under Section 8 of the Plan.

     (c) Delivery of Shares. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised.
 The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

     (d) Effect on Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for Award under the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     8.  Form of Payment.

     The consideration to be paid for the Shares to be issued upon the exercise of the Option may consist entirely of cash or check or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Board.

     9.  Termination of Options.

     (a) Subject to paragraph (b) below, in the event that an Optionee resigns or is removed from the Board or ceases to serve on the Board as a result of a failure to be reelected at the end of his term, he shall have thirty (30) days from the date of his resignation or removal or the date his service on the Board ceases to exercise the Option then held by him to the extent, but only to the extent, the Option was exercisable, in accordance with Section 7(a) of the Plan, on the date of such resignation, removal or cessation from service.

     (b) In the event that an Optionee dies or becomes Disabled, he (or, as applicable, his legal guardian or personal representative) shall have twelve (12) months from the date of his death or cessation of service on the Board on account of the Disability to exercise the Option then held by him to the extent, but only to the extent, the Option was exercisable, in accordance with Section 7(a) of the Plan, on the date of his death or cessation from service.

     10.  Determination of Fair Market Value of Common Stock.

     The Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System on the relevant valuation date (or, if the Common Stock is subsequently listed on a national securities exchange, the closing price for a share of Common Stock on the exchange on the relevant valuation date).

     11.  Adjustments.

     (a) Stock Splits, Etc. Subject to required action by the stockholders, if any, the number of Shares as to which options may be Awarded under the Plan and the number of Shares subject to outstanding Options and the option prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations.

     (b) Fractional Shares. No fractional Shares shall be issuable on account of any action aforesaid, and the aggregate number of Shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the number of whole Shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect of any fractional Shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

     12.  Rights as a Stockholder.

     The Optionee shall have no rights as a stockholder of the Company and shall not have the right to vote or receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him.

     13.  Purchase for Investment and Other Restrictions.

     The issuance of Shares on the exercise of an Option shall be conditioned on receipt by the Company of such appropriate representations and warranties of the Optionee as are set forth in the applicable Stock Purchase Agreement, including a representation and warranty that the purchase of Shares or the exercise of an Option shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares subject to the Option are registered under the Securities Act and the transfer or sale of such Shares complies with all other laws, rules and regulations applicable thereto. Unless the Shares are registered under the Securities Act, the Optionee shall acknowledge that the Shares purchased on exercise of the Option are not registered under the Securities Act and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act, and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal and state securities laws, rules and regulations. Unless the Shares are registered under the Securities Act, the certificates representing the Shares shall contain the following legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

     14.  Transferability.

     No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended. During the lifetime of the Optionee, his Options shall be exercisable only by him, or, in the event of his legal incapacity or Disability, by his legal guardian or representative.

     15.  Change of Control.

     Upon a Change in Control all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, notwithstanding the restriction in Section 7(a). In the event of a Change in Control as defined in Section 2(d)(i), Section 2(d)(ii)(A),
Section 2(d)(ii)(B)(2) or Section 2(d)(iii), all Options outstanding on the Mandatory Option Cancellation Date which are not exercised on or before the Mandatory Option Cancellation Date shall be canceled on such date by the Company, and the Company shall on such date pay to each Optionee of a canceled Option a cash amount equal to the excess, if any, in respect of each Option canceled, of (i) the Adjusted Fair Market Value of the shares of Common Stock subject to the Option, over
(ii) the aggregate exercise price for such shares of Common Stock.

     16.  Amendment of the Plan.

     Insofar as permitted by law and the Plan and as consistent with the treatment of the Plan as a "formula" plan within the scope of Rule 16b-3(c)(2)(ii), the Board may from time to time suspend, terminate or discontinue the Plan or revise or amend it; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     17.  Application of Funds.

     The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options shall be used for general corporate purposes.

     18.  Approval of Stockholders.

     The Plan shall become effective on the date that it has been adopted by the Board and approved by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the Plan at a meeting of stockholders.

     19.  Conditions Upon Issuance of Shares.

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     20.  Reservation of Shares.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     21.  Taxes, Fees, Expenses and Withholding of Taxes.

     (a) Transfer Taxes. The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the Award of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     (b) Withholding Right. The Award of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the Award or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee (or such other person entitled herein to exercise the Option), as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

     22.  Notices.

     Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to him at the address given beneath his signature on his Option Agreement, or at such other address as such Optionee or his permitted transferee (upon the transfer of the Shares) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each permitted transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his direct mailing address.

     23.  No Enlargement of Rights.

     The Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Outside Director for the continuation of his service as an Outside Director. Nothing contained in the Plan shall be deemed to give any Outside Director the right to be retained in the service of the Company. Upon the Award of an Option to an Outside Director, he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

     24.  Invalid Provisions.

     In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     25.  Termination.

     As provided in Section 5 of the Plan, no Option may be awarded under the Plan at any time after the fifth (5th) anniversary of the Initial Award Date; however, the Plan shall not be deemed to have terminated until all Options have either expired, been exercised or have otherwise terminated.

     26.  Applicable Law.

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.